EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 7, 2000, relating to the financial statements and financial statement schedules, which appears in Dial-Thru International Corporation's Annual Report on Form 10-K for the years ended October 31, 1999 and 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

 /s/ King Griffin & Adamson P.C.
 King Griffin & Adamson P.C.

 Dallas, Texas
 December 27, 2000